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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (date of earliest event reported):         March 21, 1997

                             ROSS TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                    0-27016                    74-2507960
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   (State or other             Commission File No.         (I.R.S. Employer
   jurisdiction of                                         Identification No.)
    incorporation)

                        5316 Highway 290 West, Suite 500
                            Austin, Texas 78735-8930
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             (Address of principal executive offices and zip code)

Registrant's telephone number, including area code:           (512) 436-2000
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Item 5.  Other Events.

1. On March 3, 1997, Ross Technology, Inc. (the "Company") announced that Roger D. Ross, its Chairman, President and Chief Executive Officer, had resigned as an officer of the Company and as a member of its Executive Committee. Mr. Ross' resignation was submitted to and accepted at a special meeting of the Board of Directors held that day. Mr. Ross will continue to serve as a member of the Board.

         The Company and Mr. Ross are negotiating the terms and conditions of a severance agreement. Subject to the provisions of such agreement, Mr. Ross will continue to be a non-officer employee of the Company until March 31, 1997 or later.

         A copy of Mr. Ross' resignation letter is attached hereto as
         Exhibit 99.1 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to such Exhibit.

         The Board elected Fred T. May as Chairman and Acting President and Chief Executive Officer, and has begun a search for a new President and Chief Executive Officer.

         A copy of the News Release relating to Mr. Ross' resignation and Mr. May's election is attached hereto as Exhibit 99.2 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to such Exhibit.

2. On February 21, 1997, the Company established a new credit facility (the "New DKB Facility") with The Dai-Ichi Kangyo Bank, Limited, New York Branch ("DKB"). The New DKB Facility is a maximum $25 million unsecured line of credit. Interest is payable on the New DKB Facility at DKB's quoted rate, and principal and accrued interest are due in full in a lump sum on June 30, 1997. In connection with the New DKB Facility, the Company executed a Promissory Note in favor of DKB on February 21, 1997. It is expected that the Company will enter into a Loan Agreement with DKB with respect to the New DKB Facility in due course.

         The Company's majority stockholder, Fujitsu Limited ("Fujitsu"), has provided a letter of guaranty dated February 20, 1997 to DKB with respect to the New DKB Facility. A copy of the Fujitsu guaranty to DKB is attached hereto as Exhibit 99.3 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to such Exhibit.

         The New DKB Facility is in addition to the Company's existing $25 million unsecured credit facility with DKB (the "Existing DKB Facility"), principal and accrued interest of which are payable in full in a lump sum on July 30, 1997, for which Fujitsu also provided a guaranty to DKB. The Company has executed a Promissory Note in favor of DKB and has entered into a Loan Agreement with DKB relating to the Existing DKB Facility.

         As of March 21, 1997 the Company had borrowed the full $25 million of principal permitted under the Existing DKB Facility at an interest rate of 5.84% and had borrowed $15 million of principal under the New DKB Facility at an interest rate of 5.84%. The Company, DKB and Fujitsu have begun discussions regarding a renewal and extension of the respective due dates of the Existing DKB Facility and the New DKB Facility. The Company anticipates that it will be able to obtain the renewal and extension only if the Company is able to meet any conditions and requirements that may be imposed by DKB. At this time the Company does not have the financial resources necessary to repay the Existing DKB Facility or the New DKB Facility.


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         Any renewal and extension of the Existing DKB Facility or the New DKB
         Facility may require the reaffirmation, modification, extension or renewal of the Fujitsu guaranties, which terminate by their terms on March 31, 1998. There can be no assurance that Fujitsu would in fact agree to reaffirm, modify, extend or renew either or both of the existing guaranties, and it has no obligation to do so.

3. On February 26, 1997, the Company repaid in full the outstanding principal amount of $2,367,930.25 together with accrued interest and certain fees due under the terms of its revolving credit facility (the "Asset Facility") with The Chase Manhattan Bank ("Chase") and Texas Commerce Bank National Association ("TCB"), and the Asset Facility was terminated. In connection with such repayment and termination, the Company entered into a Termination and Release Agreement with Chase (acting in its capacity as agent for Chase and TCB), a copy of which is attached hereto as Exhibit 99.4 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to such Exhibit.

Item 7.  Financial Statements and Exhibits.

         Exhibit 99.1 Resignation Letter of Roger D. Ross to the Company dated March 3, 1997.

         Exhibit 99.2 News Release dated March 3, 1997, regarding the resignation of Roger D. Ross and election of Fred T. May.

         Exhibit 99.3 Letter of Guaranty dated February 20, 1997 from Fujitsu Limited to The Dai-Ichi Kangyo Bank, Limited, New York branch.

         Exhibit 99.4 Termination and Release Agreement dated as of February 26, 1997 between the Company and The Chase Manhattan Bank.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROSS TECHNOLOGY, INC.

                                        By:  /s/ Carter L. Godwin
                                             ----------------------------------
                                             Carter L. Godwin
                                             Chief Accounting Officer and
                                             Corporate Controller

Date:  March 21, 1997





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